UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 3, 2020

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BDGE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On December 3, 2020, Bridge Bancorp, Inc. (“Bridge”) held a special meeting of shareholders (the “Special Meeting”) related to Bridge’s proposed merger with Dime Community Bancshares, Inc. (“Dime”).  At the close of business on the record date of the Special Meeting, there were a total of 19,748,837 shares of common stock outstanding and entitled to vote at the Special Meeting.  At the Special Meeting, 15,783,919.49 shares of common stock were represented, therefore a quorum was present.  At the Special Meeting, Bridge’s shareholders voted on four proposals, as more specifically described in the joint proxy statement/prospectus of Bridge and Dime, dated October 16, 2020 (the “joint proxy statement/prospectus”).  Set forth below are the final results of shareholder votes for all proposals.

Proposal 1 – Approval of the Merger Agreement

The proposal to approve the Agreement and Plan of Merger, dated as of July 1, 2020, by and between Bridge and Dime (the “Merger Agreement”), pursuant to which Dime will merge with and into Bridge, as set forth in Annex A to the joint proxy statement/prospectus, was approved by the requisite two-thirds of the issued and outstanding shares of common stock of Bridge, as indicated below:

For	Against	Abstain	Broker Non-Votes
14,843,420.05	884,150.92	56,348.52	0

Proposal 2 – Amendments to Certificate of Incorporation

The proposal to approve amendments to Bridge’s Certificate of Incorporation to effect the name change of Bridge to “Dime Community Bancshares, Inc.,” to increase the number of authorized shares of common stock and preferred stock of the resulting company, to create a series of preferred stock of the resulting company designated as Series A Preferred Stock, to set forth the rights, preferences, privileges and limitations pertaining to such series of preferred stock, and to remove the previous Section 8 of the Certificate of Incorporation entitled “Indebtedness”, as set forth in Annex D to the joint proxy statement/prospectus, was approved by the requisite majority of the issued and outstanding shares of Bridge, as indicated below:

For	Against	Abstain	Broker Non-Votes
13,972,018.14	1,069,145.84	742,755.52	0

Proposal 3 – Compensation Proposal

The proposal to approve, on a non-binding advisory basis, the compensation that may become payable to Bridge’s named executive officers in connection with the merger, as disclosed in the table under the caption “Description of the Merger—Interests of Bridge’s Directors and Executive Officers in the Merger—Merger-Related Executive Compensation for Bridge’s Named Executive Officers” in the joint proxy statement/prospectus in accordance with Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, was approved by the requisite majority of the votes cast by shareholders at the Special Meeting, as indicated below:

For	Against	Abstain	Broker Non-Votes
10,560,159.49	5,150,313.77	73,446.24	0

Proposal 4 – Adjournment Proposal

The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve the Merger Agreement and the merger, was approved by the requisite majority of the votes cast by shareholders at the Special Meeting, as indicated below:

For	Against	Abstain	Broker Non-Votes
11,244,260.10	4,431,819.93	107,839.47	0

Although Proposal 4 was approved, the adjournment of the Special Meeting was not necessary because Bridge’s shareholders approved Proposal 1.

Item 8.01.   Other Events

On December 3, 2020, Bridge and Dime issued a joint press release announcing that each company’s shareholders had approved the Merger Agreement and the merger.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.

	99.1	Joint Press Release dated December 3, 2020

	104.1	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: December 3, 2020	By: /s/ Kevin M. O'Connor Kevin M. O’Connor
President and Chief Executive Officer